UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☑ Preliminary Information Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

Tree Top Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Tree Top Industries, Inc.
511 Sixth Avenue, Suite 800
New York NY  10011
NOTICE OF ACTIONS TO BE TAKEN BY THE SHAREHOLDERS

MAY 27, 2016

To The Shareholders of Tree Top Industries, Inc.

David Reichman. (the “Majority Shareholder”) is entitled to vote a total of 1,000 shares of Series A Preferred Stock and 33,250,000 shares of common stock or approximately 86% of the total issued and outstanding voting stock of Tree Top Industries, Inc., a Nevada corporation (the “Company” or “TTII”).  On May 27, 2016 the Majority Shareholder took actions by written consent in lieu of a special meeting of the Company’s shareholders in accordance with the General Corporation Law of the State of Nevada (the “NGCL”) to authorize the officers and directors of the Company to cause the Company to amend its Articles of Incorporation in order to: a) Change the name of the Company to Global Tech Industries Group, Inc. (GTIG) And b) Increase the number of authorized shares of common stock from 100,000,000, par value $0.001 per share, to 350,000,000, par value $0.001 per share.

Kathy M. Griffin, President and Director

___________

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

___________

TREE TOP INDUSTRIES, INC.
511 SIXTH AVENUE, SUITE 800
NEW YORK, NY  10011
MAY 27, 2016

SHAREHOLDERS ACTION

The Majority Shareholder submitted his consent to the shareholder resolutions described in this Information Statement on or about May 25, 2016 to be effective upon satisfaction by the Company of all applicable filings and notification requirements of the Securities and Exchange Commission.  As of May 25, 2016, the Majority Shareholder was entitled to vote of record 1,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share, and 33,250,000 of the Common Stock, par value $0.001, or approximately 86% of the total issued and outstanding Stock of the Company.  The remaining outstanding shares of Common Stock are held by approximately 269 other shareholders.  The Majority Shareholder is David Reichman, Chairman and CEO of the Company.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them.  Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted.  The Majority Shareholder has consented to the shareholder resolutions described in this Information Statement.  Other shareholders who desire to submit their consents must do so by July 5, 2106, and once submitted will not be revocable.  The affirmative vote of the holders of a majority of the outstanding voting stock of the Company is required to adopt the resolutions described in this Information Statement.  Nevada law does not require that the proposed transactions be approved by a majority of the disinterested shareholders.  As of the Record Date, May 25, 2016, the Company’s voting stock consisted of a total of 92,629,910 shares of Common Stock and 1,000 shares of Series A Preferred Stock.  The holder of the Company’s Series A Preferred Stock has the right to vote in an amount equal to approximately 51% of the total vote with respect to any proposal relating to increasing the authorized share capital of the Company.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposed resolutions will not be adopted until at least July 5, 2016, a date at least 20 days after the date on which this Information Statement has been disclosed to the Company’s shareholders. This Information Statement will serve as written notice to the Company’s shareholders pursuant to the NGCL.

THE COMPANY AND THE TRANSACTIONS

Proposed Actions

The Company has its executive offices at 511 Sixth Avenue, Suite 800, New York, NY 10011 and its telephone number is (212) 204-7926.  As described in the accompanying NOTICE OF ACTIONS TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation (the “Amendments”) in order to effect two corporate actions.  The following corporate actions were approved by the written consent of the Majority Shareholder and two board resolutions:

1.	Amendment of the Company’s Articles of Incorporation to provide for a change of our name from Tree Top Industries, Inc. (TTII) to Global Tech Industries Group, Inc. (GTIG),

And

2.	Amendment of the Company’s Articles of Incorporation to provide for a change in the amount of the Company’s authorized common stock from its current number of 100,000,000 to 350,000,000.

The Board of Directors of the Company voted unanimously to implement the first action as the Board believes the new Company name reflects the evolving mission of the Company to identify international opportunities and engage with international businesses on a global basis. The Board of Directors of the Company voted unanimously to implement the second action as the Board believes that an increase to the number of authorized shares of the Company’s Common Stock will allow the Company to raise the capital necessary for the Company to grow its business in the future, especially on a global scale.

The Company is not expected to experience a material tax consequence as a result of the Amendments. Changing the Company’s name is not expected to have any direct, material effect on the Company’s Stock of the Company’s existing shareholders.   Increasing the number of authorized shares of the Company’s Common Stock, however, may subject the Company’s existing shareholders to future dilution and subordination of their ownership and voting power in the Company.

Company Plans

The Company intends to promote the new Company name and trading symbol (GTIG) through the Company’s website, Facebook page, press release and further disclosures to the SEC, as required.   The Company currently has no specific plans to issue the newly authorized Common Stock provided for in the second Amendment.  The Company may issue additional Common Stock from time to time in the future for customary purposes, including but not limited to for the purpose of raising capital.

Potential Anti-Takeover Effect

The additional shares of common stock that will become available for issuance upon the adoption of the resolution could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company.  For example, without further shareholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.  Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of the Amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Additional Information

Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company’s Form 10-K annual report and its Form 10-Q quarterly reports.  Copies of the Company’s Form 10-K for its fiscal year ending December 31, 2015, as well as the Company’s Form 10-Q for the quarters ending March 31, 2015, June 30, 2015, September 30, 2015, and March 31, 2016 are available under the Company’s name on the Securities and Exchange Commission’s website at www.sec.gov, as well as on the OTC Markets, at www.OTCmarkets.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names of the Company’s executive officers and directors and all persons known by the Company to beneficially own 5% or more of the issued and outstanding Common Stock of Tree Top Industries, Inc. as of May 25, 2016  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 25, 2016 are deemed outstanding even if they have not actually been exercised.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 92,629,910 outstanding shares of Common Stock and 1,000 outstanding shares of Series A Preferred Stock.  Except as otherwise listed below, the address of each person is c/o Tree Top Industries, Inc., 511 Sixth Avenue, Suite 800, New York, NY  10011. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

	Common Stock		Preferred Stock
Name of Beneficial Owner (1)	Number of Shares Owned	Percentage Owned	Number of Shares Owned	Percentage Owned	Total Percentage Owned

David Reichman	33,250,000	35.90%	1,000	50.1%	86%
Kathy M. Griffin	8,062,250	8.70%
Frank Benintendo	2,250,000	2.43%
Donald Gilbert	1,750,000	1.89%
Michael Valle	109,000	.0012%
Officers & Directors	45,421,250	48.92%	1,000	50.1%	99.02%

(1)	Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address.  Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to David Reichman, Chairman and CEO, Tree Top Industries, Inc. 511 Sixth Avenue, Suite 800, New York, NY 10011, or call the Company at (212) 204-7926 and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.  The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO DAVID REICHMAN, CHAIRMAN AND CEO, 511 SIXTH AVENUE, LAS VEGAS, NV 89121, (212) 204-7926, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

Exhibit A
Certificate of Amendment

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Tree Top Industries, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I: The name of the corporation will be changed from Tree Top Industries, Inc. to Global Tech Industries Group, Inc. (GTIG)

Article IV: The amount of authorized shares of the Company's common stock has been increased to 350,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: greater than 50%

4. Effective date and time of filing: (optional) Date: July 10, 2016 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15